UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Mimecast Limited

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Mimecast Employee Letter

Mimecasters,

In December, we were excited to open a new chapter in our growth journey with the announcement of our definitive agreement with Permira. As our work together has progressed, we’ve continued to be impressed by their collaborative approach to achieving our shared strategic goals and the alignment to our values.

I am pleased to share that we have achieved another important milestone in connection with our transaction. In January, I shared with each of you that our preliminary proxy statement was filed. As a reminder, the proxy provides shareholders with information about the transaction and is required as Mimecast shareholder approval is required for us to complete the transaction.

The proxy statement has now been finalized and is being mailed to our shareholders. The meeting to approve the transaction is scheduled for March 11, 2022, beginning at 10:00 am (London time). If you own Mimecast shares as of February 8, 2022, you will receive a copy of the definitive proxy statement in the mail. It will include instructions on how to vote your shares. If you have questions, you can call Mimecast’s proxy solicitation agent, Innisfree M&A Incorporated, at (877) 456-3463.

Once we receive shareholder approval and obtain outstanding regulatory approvals, we will be positioned to complete the transaction. We continue to expect the transaction to close in the first half of 2022.

We have excellent momentum in the business and an exciting product roadmap ahead. Let’s continue to achieve that growth through living our values and supporting each other and our customers in their need for cybersecurity.

Attached you will find the latest FAQs. We will soon host an opportunity for you all to begin getting to know the Permira team. In the interim, you may submit questions here for inclusion in a future roundup of FAQs.

Cheers,

Peter

Mimecast Employee FAQ

1.	How does this transaction benefit Mimecast? Why did we decide to go private through a transaction with Permira? Why now?

•

Mimecast’s history has been defined by a commitment to adapt and change to ensure we are best positioned for the future. Our transaction with Permira advances that journey and is a great outcome for our company and our shareholders.

•	Permira has a strong track record of collaboratively supporting companies’ growth ambitions and strategic goals, and we are excited to partner with them in our next phase of growth.

2.	Who is Permira? Why are they a good partner?

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Permira is a global private equity firm focused on transformational growth at scale. The Permira funds have an extensive track record in tech and tech-enabled investing, with a particular focus on digital consumer and enterprise cloud end markets.

•	The companies they have partnered with include Terraco, Exclusive Networks, Genesys and Informatica. You can read more at www.permira.com.

•	Permira has a strong track record of supporting companies’ growth ambitions and strategic goals, and we are excited to partner with them in our next phase of growth.

3.	When does the transaction close and what can we expect between now and then?

•	The transaction is expected to close in the first half of 2022, subject to customary closing conditions, including approval by Mimecast shareholders and receipt of regulatory approvals.

•	Between now and closing, we remain an independent, public company and are operating as usual.

•	The best thing you can do is continue to innovate and problem-solve, stay close to our customers, and support each other.

4. What are the terms of the transaction?

•	Under the terms of the agreement, funds advised by Permira will acquire all of the outstanding shares of Mimecast for approximately $5.8 billion, or $80.00 per share, in cash.

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The purchase price represents a premium of approximately 16% to Mimecast’s unaffected closing stock price on October 27, 2021, the last full trading day prior to The Wall Street Journal article disclosing details regarding the company’s strategic review process, and an approximately 21% premium to the company’s unaffected 20-day volume weighted average price (VWAP).

5. Will our strategy change? Does Permira support our strategy?

•	While we’ll be changing ownership, our commitment to our values, our strategy, and our identity as a company will stay the same.

•	Permira supports our strategy and our vision for the future.

•	We look forward to leveraging their global network and expertise.

6. Where will we be headquartered?

•	We will remain headquartered in London, UK.

7. I’ve seen press releases about lawsuits against Mimecast related to the transaction. What are these lawsuits and do they impact the deal?*

•	These lawsuits, known as “strike suits,” are a relatively routine occurrence when a company enters a transaction like our pending deal.

•	We believe they are without merit, and our legal team is taking the appropriate steps to address them.

•	Most importantly, none of this affects the company or our work.

Employees

8. What does this mean for me and my role?

•	For the vast majority of the company, your role and responsibilities will remain the same post-closing.

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One of the reasons Permira ascribed so much value to Mimecast is because they are excited about our team. They share our vision for the future, and they are excited to work with us to protect the channels, the data, and the people within digital workspaces around the world.

•	Until closing, we are operating as an independent, publicly traded company and it is business as usual.

9. Can we still take planned vacations?

•	You should rest and recharge and take your planned vacations!

10. Is there any impact to existing approval process and budgets?

•	No, for now, approval processes and budgets remain the same.

11. Are we still paying bonuses?

•	Yes. The business is performing well, and we will continue to reward employees through the payment of bonuses that reflect our performance.

12. What does this mean for my compensation and benefits between now and closing?

•	There are no anticipated changes to your compensation and benefits between now and closing.

13. How does this transaction affect the company benefit plans after closing?

•	Permira shares our commitment to investing in our employees through the offering of competitive benefits.

14. Can I trade company stock or exercise my stock options between now and closing?

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Until the transaction closes, our stock will continue to trade on the public market, and you can continue to make investment and trading decisions within our existing policies and regulations, including our insider trading policy.

15. What happens to my vested and unvested equity awards prior to closing?

•	Until closing, equity awards will continue to vest in the ordinary course and our stock will continue to trade on the public market.

16. Where can I find my vested and unvested value in my E*TRADE account?

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Please review Equity Resources page SharePoint (TK). This can be accessed by searching the TK using the term “Equity Resources.” There are two presentations: one for US employees and another for non-US employees. Please also refer to question 17.

17. What happens to my vested and unvested equity awards at closing?

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Vested equity awards will be paid out in cash in connection with the closing of the transaction, with the cash amount per share equal to $80.00 (and, in the case of options, reduced by the per share exercise price). All payments will be subject to tax withholding.

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With respect to any employee equity award that was outstanding on December 7, 2021, and remains outstanding as of the closing of the transaction (and is not otherwise subject to acceleration under an employment or similar agreement or one of our severance and change in control plans), 25% of the unvested portion of the award will vest at the closing and be paid out in cash. All payments will be subject to tax withholding.

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Any remaining unvested equity awards will be converted into a cash award that will continue to vest and become payable in accordance with the existing vesting terms for the converted award (subject to the employee’s continued service with Mimecast through the applicable vesting date), with the cash amount per share equal to $80.00 (and, in the case of options, reduced by the per share exercise price). All payments will be subject to tax withholding.

18. Will any shares I received as result of participating in the Employee Stock Purchase Plan (ESPP) or from vested RSUs automatically be converted to cash at the closing of the transaction? Will this cash be held in my E*TRADE account? How will it be taxed?*

•	Yes. Any shares you currently hold will be converted to cash in your E*TRADE account within five business days following the closing of the transaction, subject to required tax withholdings.

•	You are encouraged to seek the advice of your tax and financial advisors for questions about your individual circumstances.

19. Where can I receive more information on the taxation of my equity?

•	You are encouraged to seek the advice of your tax and financial advisors for questions about your individual circumstances.

20. How does this impact the ESPP? How do ESPPs work at a private company?

•	The 31 December 2021 purchase occurred as normal.

•	We no longer offer the ESPP following the offering period that ended on 31 December.

•	There will be no replacement for this plan as employee stock purchase plans are generally not offered by privately held companies.

21. Will there be new equity awards for employees after the closing?

•	While nothing has been determined, we expect to work with Permira to develop a competitive, private company compensation program following the closing.

22. After the company goes private and no longer has publicly traded stock, will a new bonus structure be introduced?

•	We will work with Permira on providing both short- and long-term incentive strategies and vehicles for our employees going forward.

23. Will the company be offering an annual 1 April equity grant?

•	We will provide updates on our go-forward long-term incentive strategy later in 2022.

Hiring

24. What does this mean for hiring and outstanding offer letters?

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We are continuing with our current hiring strategy. There is no impact on outstanding employee offer letters, and we will continue to consider the financial components of outstanding offer letters (including our equity grant practices based on market practice). We continue to hire with excitement and with competitive offers as our business grows.

25. Are there any anticipated changes in the short-term with respect to including equity in Director+ level offers?

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We do not anticipate changes in our new hire equity grant practices prior to the closing of the transaction. We will also work with Permira on the new long-term incentive strategy and vehicle going forward.

Customers and Partners

26. How will this impact customers, partners, and suppliers?

•	Customers, partners, and suppliers should experience minimal, if any, changes as a result of this transaction.

•	Our customers and partners will remain our top priority, and we will continue to work with them as we always have.

27. Are any customers’ or partners’ contracts changing?

•	No, there are no changes to any partners’ or customers’ contracts.

28. What should we tell our customers and partners?

•	Relationship owners are telling our customers and partners that they remain our top priority, and we will continue to support them as we always have.
•	Customers and partners should experience minimal, if any, changes as a result of this transaction.
•

As a private company supported by Permira, we will continue investing in our product and technology as well as in our team. Our customers and partners can continue to expect innovations and best-in-class service.

Media and Investors

29. What should I do if approached by the media or investor contacts?

•

Do not field any requests or questions from the media or investor contacts. If you receive any inquiries from media or investor contacts, you should forward them to our respective PR and IR teams – press@mimecast.com and investors@mimecast.com.

Additional Information and Where to Find It

This communication has been prepared in respect of the proposed transaction involving Mimecast Limited and Permira, and may be deemed to be soliciting material relating to the transaction. In connection with the transaction, Mimecast has filed a definitive proxy statement on Schedule 14A relating to a meeting of shareholders with the Securities and Exchange Commission (SEC) on February 9, 2022 (the definitive proxy statement). Additionally, Mimecast may file other relevant materials in connection with the transaction with the SEC. Investors and securityholders of Mimecast are urged to read carefully and in their entirety the definitive proxy statement and any other relevant materials filed or that will be filed with the SEC when they become available because they contain or will contain important information about the transaction and related matters. The definitive proxy statement will be mailed to Mimecast shareholders. Investors and securityholders will be able to obtain a copy of the definitive proxy statement, as well as other filings containing information about the transaction that are filed by Mimecast with the SEC, free of charge on EDGAR at www.sec.gov or on the investor relations page of Mimecast’s website at www.mimecast.com.

Participants in the Solicitation

Mimecast and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Mimecast in respect of the transaction. Information about Mimecast’s directors and executive officers is set forth in the proxy statement for Mimecast’s 2021 Annual General Meeting, which was filed with the SEC on July 26, 2021. Other information regarding the participants in the proxy solicitation and a description of their interests is contained in the definitive proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on Mimecast’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond Mimecast’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement; (ii) the failure to obtain approval of the proposed transaction by Mimecast shareholders; (iii) the failure to obtain certain required regulatory approvals to the completion of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; (iv) the effect of the announcement of the proposed transaction on the ability of Mimecast to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (v) the response of competitors to the proposed transaction; (vi) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (vii) the ability to meet expectations regarding the timing and completion of the proposed transaction; (viii) significant costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) restrictions during the pendency of the proposed transaction that may impact Mimecast’s ability to pursue certain business opportunities; and (xi) the other risks, uncertainties and factors detailed in Mimecast’s filings with the SEC. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise.